Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Yacktman Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Yacktman Funds, Inc. for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Yacktman Funds, Inc. for the stated period.

/s/ Donald A. Yacktman Donald A. Yacktman Principal Executive Officer/President & Principal Financial Officer/Treasurer, The Yacktman Funds, Inc.
Dated: 3/3/09

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Yacktman Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.